UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 27, 2021

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, the Board of Directors (the “Board”) of Evelo Biosciences, Inc. (the “Company”) appointed John A. Hohneker, M.D. as a Class III director on the Board, effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Dr. Hohneker also was appointed a member of the Compensation Committee (the “Compensation Committee”) and the Science and Technology Committee (the “Science Committee”) of the Board.

Dr. Hohneker has served as the President and Chief Executive Officer of Anokion SA, a biotechnology company, since January 2018. Prior to joining Anokion, Dr. Hohneker was the president of research and development at FORMA Therapeutics Inc., a biotechnology company, from 2017 to 2018, and its executive vice president, head of research and development from 2015 to 2017. Prior to FORMA, he held roles of increasing responsibility at Novartis AG, most recently as senior vice president and global head of development for immunology and dermatology, and GlaxoWellcome. Dr. Hohneker received his B.A. in chemistry from Gettysburg College and his M.D. from the University of Medicine and Dentistry of New Jersey at Rutgers Robert Wood Johnson Medical School.

Dr. Hohneker is eligible to participate in the Company’s previously disclosed Non-Employee Director Compensation Program (the “NEDCP”), which provides for (i) an annual retainer of $35,000 for his service on the Board, (ii) an initial award of an option to purchase 31,380 shares of the Company’s common stock (the “Initial Award”) for his service on the Board, (iii) an annual retainer of $5,000 for his service on the Compensation Committee, (iv) an annual retainer of $4,000 for his service on the Science Committee and (v) following each annual meeting of the Company’s stockholders, an annual award of an option to purchase 15,690 shares of the Company’s common stock (the “Subsequent Award”), subject to the conditions set forth in the NEDCP. The Initial Award has an exercise price equal to $16.65 per share, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in substantially equal monthly installments over three years following the grant date, subject to Dr. Hohneker’s continued service on the Board through each such vesting date. The Subsequent Awards vest and become exercisable on the earlier of the first anniversary of the grant date or the day immediately prior to the next annual meeting of the Company’s stockholders following the grant date, subject to Dr. Hohneker’s continued service on the Board through such vesting date. Dr. Hohneker is expected to enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: January 27, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary